UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2015

RYU APPAREL INC.
(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA	000-54885	20-0641026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1672 West 2nd Avenue Vancouver, BC	V6J 1H4
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  604-235-2880

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

Pursuant to and on the terms and subject to the conditions set out in a share exchange and arrangement agreement between Respect Your Universe, Inc., a Nevada corporation (“RYU”) and RYU Apparel Inc. (“RYU Canada”) dated December 4, 2014, on February 20, 2015, all of the shareholders of RYU were deemed to have exchanged (the “Exchange”) their common shares of RYU (each, a “RYU Share”) for common shares of RYU Canada (each, a “RYU Canada Share”) on the basis of one RYU Canada Share for each RYU Share held.  Pursuant to Rule 12g-3 promulgated under the Securities and Exchange Act of 1934, RYU Canada is the successor issuer to RYU.

RYU effected the Exchange as a plan of share exchange pursuant to Nevada Revised Statutes and  filed articles of exchange with the Nevada Secretary of State to effect the Exchange.

RYU Canada effected the Exchange as a plan of arrangement pursuant to the British Columbia Business Corporations Act and obtained an order of the Supreme Court of British Columbia (the “Court”) to approve the Exchange. The Court also declared that the Exchange was fair to the former shareholders of RYU.

Item 5.01 Changes in Control of Registrant.

Prior to the Exchange, RYU Canada was a wholly owned subsidiary of RYU. After the Exchange, RYU became a wholly owned subsidiary of RYU Canada. The information set forth in Item 3.03 is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

2.1           Share Exchange and Arrangement Agreement with the Plan of Arrangement and Plan of Share Exchange between Respect Your Universe, Inc. and RYU Apparel Inc. dated December 4, 2014.

2.2           Order of the British Columbia Supreme Court

3.1           Articles of RYU Apparel Inc.

3.2           Notice of Articles of RYU Apparel Inc.

3.3           Articles of Exchange for Respect Your Universe, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RYU Apparel Inc.

Dated:	February 23, 2015

By:	/s/ Jameel Vaghela
Jameel Vaghela
Chief Executive Officer